UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 25, 2015, Reynolds American Inc. (“RAI”) issued a press release announcing the initial results, as of 5:00 p.m., New York City time, on June 24, 2015, of its previously announced offers (the “Exchange Offers”) to issue its new senior notes (the “RAI Notes”) in exchange for any and all (to the extent held by eligible holders) of the $3.5 billion aggregate principal amount of the outstanding senior notes originally issued by Lorillard Tobacco Company, and of its concurrent solicitations of consents from the eligible holders of the Lorillard Tobacco Company notes to amend the related indenture. RAI also announced the extension of the Consent Payment Deadline (as described in the press release) to 5:00 p.m., New York City time, on July 10, 2015. The offer of RAI Notes in the Exchange Offers is being made in a private offering exempt from, or not subject to, registration under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 135c under the Securities Act, a copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Neither the press release filed herewith nor this Current Report on Form 8-K is an offer to sell or the solicitation of an offer to buy the RAI Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on June 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on June 25, 2015